As filed with the Securities and Exchange Commission on May 15, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	93-3029990
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 World Trade Center
285 Fulton Street, 80th Floor, Suite A
New York, New York 10007
(415) 522-8837
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kevin Ryan
Chief Financial Officer
1 World Trade Center
285 Fulton Street, 80th Floor, Suite A
New York, New York 10007
(415) 522-8837
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Bryan K. Brown
Justin W. McKithen
Jones Day
717 Texas Avenue, Suite 3300
Houston, Texas 77002
(832) 239-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED, MAY 15, 2025
PROSPECTUS
$200,000,000
Class A Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Debt Securities
Purchase Contracts
Units

We may offer and sell from time to time our Class A common stock, preferred stock, depositary shares, warrants, subscription rights, debt securities and purchase contracts, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of $200,000,000 or the equivalent amount in other currencies or currency units.
We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.
The securities may be offered and sold to or through underwriters, brokers or dealers, directly to purchasers, through block trades, through agents, in “at the market” offerings or otherwise through a combination of any of these methods of sale. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in any of our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 7 of this prospectus for the risks and uncertainties you should consider before investing in our securities.
Our Class A common stock and warrants to purchase shares of our Class A common stock (“Public Warrants”) are listed on the Nasdaq Capital Market under the symbol “BETR” and “BETRW,” respectively. On May 14, 2025, the closing price of our Class A common stock was $13.40 per share and $0.10 per Public Warrant. None of the other securities that we may offer under this prospectus are currently publicly traded.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are eligible for reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus Dated              , 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $200,000,000 or the equivalent amount in other currencies or currency units.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents By Reference.”
We have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” the “Company,” “Better” and similar terms refer to Better Home & Finance Holding Company.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the internet at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at www.better.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 19.2025;
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 14, 2025;
•our Current Reports on Form 8-K filed with the SEC on January 23, 2025, March 17, 2025, April 14, 2025, and April 28, 2025, (except, in each case, any information, including exhibits, furnished and not filed with the SEC); and
•the description of our common stock set forth in Exhibit 4.1 to our Current Report on Form 8-K filed on August 19, 2024, and all amendments and reports filed for the purpose of updating that description.
We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.
We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:
1 World Trade Center
285 Fulton Street, 80th Floor, Suite A
New York, New York 10007
(415) 522-8837

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement contain forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus and any applicable prospectus supplement are forward-looking statements, including any statements regarding our business, operations and financial performance. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievement to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including:
•Our ability to operate under and maintain or improve our business model;
•The effect of interest rates on our business, results of operations, and financial condition;
•Our ability to expand our customer base, grow market share in our existing markets and enter into new markets;
•Our ability to respond to general economic conditions, particularly elevated interest rates and lower home sales and refinancing activity;
•Our ability to restore our growth and our expectations regarding the development and long-term expansion of our business;
•Our ability to comply with laws and regulations related to the operation of our business, including any changes to such laws and regulations;
•Our ability to achieve and maintain profitability in the future;
•Our ability and requirements to raise additional financing in the future;
•Our estimates regarding expenses, future revenue, capital and additional financing requirements;
•Our ability to maintain, expand and be successful in our strategic relationships with third parties;
•Our ability to remediate existing material weaknesses and implement and maintain an effective system of internal controls over financial reporting;
•Our ability to develop new products, features and functionality that meet market needs and achieve market acceptance;
•Our ability to retain, identify and hire individuals for the roles we seek to fill and staff our operations appropriately;
•The involvement of our CEO in litigation related to prior business activities, our business activities and associated negative media coverage;
•Our ability to recruit and retain additional directors, members of senior management and other team members, including our ability in general, and our CEO’s ability in particular, to maintain an experienced executive team;
•Our ability to successfully manage our international and banking operations;
•Our ability to maintain and improve morale and workplace culture and respond effectively to the effects of negative media coverage;
•Our ability to maintain, protect, assert and enhance our intellectual property rights;
•Our ability to maintain the listing of the Class A Common Stock and Warrants on the Nasdaq Capital Market;

•Our ability to maintain certain lines of credit and obtain future financing on commercially favorable terms to fund loans and otherwise operate our business; and
•The liquidity and trading of the Class A Common Stock and Warrants.
In some cases, you can identify forward-looking statements by terms such as “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” or the negative of these terms and other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Key factors that could cause actual results to differ from our expectations include, but are not limited to, the risks described under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.

COMPANY OVERVIEW
About Better Home & Finance
Better Home & Finance principally operates a digital-first homeownership company featuring Betsy, the first voice-based AI loan assistant built for the mortgage industry, offering services including mortgage financing, real estate services, title and homeowners’ insurance. We offer a selection of loan products for home purchase and refinance, including cash-out refinance, debt consolidation and home equity lines of credit, across a range of maturities and interest rates as well as a suite of non-mortgage products, including real estate agent services offered by our network of third-party partner real estate agents and, through our insurance partners, title insurance and settlement services, and homeowners insurance. We serve customers in all 50 US states and the United Kingdom.
Corporate Information
Better Home & Finance Holding Company is a Delaware corporation. Our principal executive offices are located at 285 Fulton Street, 80th Floor, Suite A, New York, NY 10007 and our telephone number at that address is (415) 523-8837. Our website is located at www.better.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
Emerging Growth Company and Smaller Reporting Company Status
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (Securities Act), as modified by the Jumpstart Our Business Startups Act of 2012 (JOBS Act), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and securityholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or that do not have a class of securities registered under the Exchange Act are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering of Aurora Acquisition Corp., (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References to “emerging growth company” have the meaning ascribed to it in the JOBS Act.
We are also a smaller reporting company, as defined in the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to continue taking advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. In addition, for so long as we continue to qualify as a non-accelerated filer, we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the risks set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. The occurrence of one or more of the events or circumstances described in such risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event you could lose all or part of your investment.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we may use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, repurchases of our securities, asset or other acquisitions, investments or general corporate purposes or any combination thereof.

DESCRIPTION OF CAPITAL STOCK
Authorized Capital Stock
The total amount of 166,000,000 authorized shares of capital stock consists of 36,000,000 shares of Class A Common Stock, par value $0.0001 per share, 14,000,000 shares of Class B Common Stock, par value $0.0001 per share, 16,000,000 shares of Class C Common Stock, par value $0.0001 per share and 100,000,000 shares of Preferred Stock, par value $0.0001 per share.
Common Stock
Better Home & Finance has three classes of authorized Common Stock: Class A Common Stock, Class B Common Stock and Class C Common Stock. Better Home & Finance has issued and, unless Better Home & Finance’s Board determines otherwise, will issue all of its capital stock in uncertificated form. All issued and outstanding shares of Common Stock are fully paid and non-assessable.
Voting Rights
Each holder of Class A Common Stock is entitled to one vote per share, and each holder of Class B Common Stock is entitled to three votes per share, on each matter submitted to a vote of securityholders, as provided by the Amended and Restated Charter. Except as otherwise required by applicable law or the Amended and Restated Charter, holders of Class C Common Stock will not be entitled to vote on any matter submitted to a vote of securityholders. The holders of Class A Common Stock and Class B Common Stock will generally vote together as a single class on all matters (including the election of directors) submitted to a vote of securityholders, unless otherwise required by applicable law or the Amended and Restated Charter. The holders of Class A Common Stock and Class B Common Stock will not be entitled to vote on any amendment to the Amended and Restated Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected shares are entitled, either separately or as a class with the holders of one or more other such series, to vote thereon.
The Bylaws provide that the holders of a majority of the voting power of the shares of capital stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at all meetings of the securityholders for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the Amended and Restated Charter, the holders of a majority of the voting power of the shares of such class or classes or series of stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, will constitute a quorum entitled to take action with respect to the vote on such matter. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the Bylaws or the Amended and Restated Charter, and except for the election of directors in contested elections, which is determined by a plurality vote. There are no cumulative voting rights.
Conversion
Each outstanding share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock or Class C Common Stock. In addition, each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon any transfer, whether or not for value, except for certain permitted transfers described herein and further described in the Amended and Restated Charter. Once converted into Class A Common Stock, the Class B Common Stock will not be reissued. In addition, all the outstanding shares of Class B Common Stock will convert automatically into one share of Class A Common Stock on (i) the trading day falling on or immediately after the date on which the number of shares of Class B Common Stock outstanding ceases to be at least 5% of the total number of the then-outstanding shares of Common Stock, (ii) the trading day falling on or immediately after the date of the affirmative vote of the holders of Class B Common Stock representing at least 85% of the voting power of the then-outstanding shares of Class B Common Stock, voting as a single class, elect to convert all the then-outstanding shares of Class B Common Stock to Class A Common Stock; and (iii) any trading day specified by the board of directors (the “Board”) no less than 60 and no more than 180 days following the date of the death or Permanent Disability (as defined in the Amended and

Restated Charter) of our CEO, Vishal Garg (the date on which no shares of Class B Common Stock remain outstanding, or the Final Class B Conversion Date).
Each outstanding share of Class C Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock. Following the Final Class B Conversion Date, on the date or time specified by (i) the holders of a majority of the then-outstanding Class C Common Stock, voting as a separate class, or (ii) two-thirds of Better Home & Finance’s Board, each outstanding share of Class C Common Stock will automatically convert into one share of Class A Common Stock. In addition, each share of Class C Common Stock will automatically convert into one share of Class A Common Stock upon any transfer, except for certain permitted transfers, whether or not for value as described herein and further described in the Amended and Restated Charter.
Dividend Rights
Each holder of shares of Common Stock is entitled to the payment of dividends and other distributions as may be declared by the Board from time to time out of Better Home & Finance’s assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of Preferred Stock, if any, and any contractual limitations on Better Home & Finance’s ability to declare and pay dividends.
Other Rights
Each holder of Class A Common Stock, Class B Common Stock and Class C Common Stock is subject to, and may be adversely affected by, the rights of the holders of any series of Preferred Stock that Better Home & Finance may designate and issue in the future. Class A Common Stock, Class B Common Stock and Class C Common Stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption, or sinking fund provisions.
Liquidation Rights
If Better Home & Finance is involved in voluntary or involuntary liquidation, dissolution or winding-up of Better Home & Finance’s affairs, or a similar event, each holder of Class A Common Stock, Class B Common Stock and Class C Common Stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding.
Change of Control Transactions
The holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will be treated equally and identically with respect to shares of Class A Common Stock, Class B Common Stock and Class C Common Stock owned by them on any distribution or payment in respect of the shares of such class upon the merger or consolidation of Better Home & Finance with or into any other entity, or in the case of any other transaction having an effect on securityholders substantially similar to that resulting from a merger or consolidation, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the class treated differently, voting separately as a class; provided, however, that shares of one such class may receive different consideration in connection with such merger, consolidation or other transaction if the only difference is that any securities received by such holders have rights and obligations substantially similar to those set forth in the Amended and Restated Charter, including that the holders of a share of Class B Common Stock has three times the voting power of any securities distributed to the holders of a share of Class A Common Stock and any securities received by the holders of Class C Common Stock have no voting power except as otherwise required by applicable law or consistent with the Amended and Restated Charter. In general, consideration to be paid or received by a holder of Common Stock in connection with any such asset sale, consolidation, merger, or reorganization under any employment, consulting, severance, or other compensatory arrangement will be disregarded for the purposes of determining whether holders of Common Stock are treated equally and identically.

Preferred Stock
The Board has authority to issue shares of Preferred Stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series, all to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of Better Home & Finance without a separate vote of the holders of Preferred Stock. The issuance of Preferred Stock could have the effect of decreasing the trading price of Common Stock, restricting dividends on capital stock, diluting the voting power of Common Stock, impairing the liquidation rights of capital stock, or delaying or preventing a change in control of Better Home & Finance. As of May 15, 2025, Better Home & Finance had no shares of Preferred Stock issued and outstanding.
Warrants
We have outstanding Public Warrants and Private Warrants which entitle the holder to acquire Class A Common Stock. Every 50 Warrants entitles the registered holder to purchase one whole share of Class A Common Stock at a price of $575.00 per share, subject to adjustment as discussed below. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Class A Common Stock. The Warrants will expire on August 22, 2028, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a Warrant unless the Class A Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such Warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.
On December 26, 2023, our registration statement on Form S-1 (“Registration Statement”) became effective, which registered the shares of Class A Common Stock issuable upon exercise of the Warrants. On May 9, 2024, a post-effective amendment to the Registration Statement became effective, which updates the Registration Statement’s prospectus to include, among other things, the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
We will use our best efforts to maintain the effectiveness of the Registration Statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement; provided that if the Class A Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants when the price per share of Class A Common Stock equals or exceeds $900.00.
Once the Warrants become exercisable, we may call the Warrants for redemption:
in whole and not in part;

at a price of $0.01 per Warrant;
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and
if, and only if, the reported last sales price of our Class A Common Stock equals or exceeds $900.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Warrant holders.
We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of the Class A Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $900.00 redemption trigger price (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) as well as the $575.00 Warrant exercise price after the redemption notice is issued.
Redemption of Warrants when the price per share of Class A Common Stock equals or exceeds $500.00
Once the Warrants become exercisable, we may redeem the outstanding warrants:
•in whole and not in part;
•at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Common Stock (as defined below) except as otherwise described below; and
•if, and only if, the closing price of our Class A Common Stock equals or exceeds $500.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “—Anti-dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the Warrant holders.
Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined for these purposes based on volume weighted average price of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide our Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant. If the exercise price of a Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $500.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

	Fair Market Value of Class A Ordinary Shares
Redemption Date (period to expiration of warrants)	≤ $500	$550	$600	$650	$700	$750	$800	$850	≥ $900
60 months	0.00522	0.00562	0.00594	0.00622	0.00648	0.00674	0.00696	0.00716	0.00722
57 months	0.00514	0.00554	0.00588	0.0062	0.00648	0.00674	0.00696	0.00716	0.00722
54 months	0.00504	0.00544	0.00582	0.00614	0.00644	0.0067	0.00694	0.00714	0.00722
51 months	0.00492	0.00536	0.00574	0.00608	0.0064	0.00666	0.00692	0.00714	0.00722
48 months	0.00482	0.00526	0.00566	0.00602	0.00634	0.00664	0.00688	0.00712	0.00722
45 months	0.0047	0.00516	0.00558	0.00596	0.0063	0.0066	0.00686	0.00712	0.00722
42 months	0.00456	0.00504	0.00548	0.00588	0.00624	0.00656	0.00684	0.0071	0.00722
39 months	0.00442	0.00492	0.00538	0.0058	0.00618	0.0065	0.0068	0.00708	0.00722
36 months	0.00426	0.00478	0.00526	0.0057	0.0061	0.00646	0.00678	0.00706	0.00722
33 months	0.0041	0.00464	0.00514	0.0056	0.00602	0.0064	0.00674	0.00704	0.00722
30 months	0.00392	0.00448	0.005	0.00548	0.00594	0.00632	0.0067	0.00702	0.00722
27 months	0.0037	0.00428	0.00484	0.00536	0.00582	0.00626	0.00664	0.007	0.00722
24 months	0.00346	0.00408	0.00466	0.0052	0.0057	0.00616	0.00658	0.00696	0.00722
21 months	0.00322	0.00386	0.00446	0.00504	0.00558	0.00608	0.00652	0.00694	0.00722
18 months	0.00292	0.00358	0.00422	0.00484	0.00542	0.00596	0.00644	0.0069	0.00722
15 months	0.0026	0.00328	0.00394	0.0046	0.00524	0.00582	0.00634	0.00684	0.00722
12 months	0.00222	0.00292	0.00362	0.00432	0.005	0.00564	0.00624	0.00678	0.00722
9 months	0.0018	0.0025	0.00324	0.00398	0.00474	0.00544	0.0061	0.00672	0.00722
6 months	0.0013	0.00198	0.00274	0.00356	0.00438	0.00518	0.00592	0.00662	0.00722
3 months	0.00068	0.0013	0.00208	0.003	0.00394	0.00486	0.00572	0.00652	0.00722
0 months	—	—	0.00084	0.0023	0.00358	0.00466	0.00562	0.00646	0.00722
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $575.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.00571 shares of Class A Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $675.00 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.00596 shares of Class A Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.00722 shares of Class A Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are “out of the money” (i.e., the trading price of our Class A Common Stock is below the exercise price of the Warrants) and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.
This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which only provide for a redemption of Warrants for cash (other than Private Warrants) when the trading price for the Class A Common Stock exceeds $900.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the Class A Common Stock are trading at or above $500.00 per public share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants without the Warrants having to reach the $900.00 per share threshold set forth above under “-Redemption of Warrants when the price per share of Class A Common Stock equals or exceeds $900.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the Warrant holders.
As stated above, we can redeem the Warrants when shares of Class A Common Stock are trading at a price starting at $500.00, which is below the exercise price of $575.00, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when shares of Class A Common Stock are trading at a price below the exercise price of the Warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $575.00.
No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.
Redemption Procedures
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments
If the number of outstanding shares of Class A Common Stock is increased by a share capitalization, a share dividend payable in shares of Class A Common Stock, a split-up of Class A Common Stock or other similar event, then, on the effective date of such share capitalization, dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a share dividend of a number of shares of Class A Common Stock equal to the product of  (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock) and (ii) the quotient of  (x) the price per share of Class A Common Stock paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for shares of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of Class A Common Stock on account of such shares of Class A Common Stock, other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $25 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Common Stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $25 per share, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant, as applicable, will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such share of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a liquidation following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty (30) days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Warrants (including Private Warrants) to make any change that adversely affects the interests of the registered holders.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by securityholders.
No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the Warrant holder.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Warrants
Private Warrants (including the shares of Class A Common Stock issuable upon exercise of the Private Warrants) are freely transferable, assignable and salable and are not redeemable by us so long as they are held by such persons or their respective permitted transferee. Novator Capital Sponsor Ltd., or the Sponsor directors and officers or their permitted transferees have the option to exercise the Private Warrants on a cashless basis. Except as described herein, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Warrants are held by a holder other than the Sponsor or its permitted transferees, such warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Private Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Private Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Private Warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise of the Private Warrants is sent to the warrant agent.
Anti-takeover Effects of the Amended and Restated Charter and the Bylaws
The Amended and Restated Charter and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Better Home & Finance. Better Home & Finance expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Better Home & Finance to first negotiate with the Board, which Better Home & Finance believes may result in an improvement of the terms of any such acquisition in favor of securityholders. However, they also give the Board the power to discourage mergers that some securityholders may favor.
Multiple Classes of Common Stock
As described above, the Amended and Restated Charter provides for a multiple class common stock structure pursuant to which holders of Class B Common Stock have the ability to control the outcome of matters requiring securityholder approval, even if they own significantly less than a majority of the shares of outstanding Common Stock, including the election of directors and significant corporate transactions, such as a merger or other sale of Better Home & Finance or Better Home & Finance’s assets. Current investors, executives, and employees, including our CEO, have the ability to exercise significant influence over those matters.
Special Meetings of Securityholders
The Amended and Restated Charter provides that a special meeting of securityholders may be called only by (a) the Chairperson of the Board, (b) the Chief Executive Officer, (c) the Lead Independent Director (as defined in the Bylaws) or (d) any two directors, and may not be called by any other person or persons; provided, that at any time before the Final Class B Conversion Date, special meetings of the securityholders of Better Home & Finance will also be promptly called by the Chairperson of the Board, the Chief Executive Officer or the Lead Independent Director upon the written request of the holders of at least 50% in voting power of the stock of Better Home & Finance entitled to vote generally in the election of directors.
Action by Written Consent
The Amended and Restated Charter provides that, after the date on which the number of shares of Class B Common Stock outstanding cease to be at least 15% of the total number of the then-outstanding shares of Common Stock, any action required or permitted to be taken by the securityholders must be effected at an annual or special meeting of the securityholders, and may not be taken by written consent in lieu of a meeting.
Securityholders Not Entitled to Cumulative Voting
The Amended and Restated Charter does not permit securityholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding voting power of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of Preferred Stock may be entitled to elect.
Delaware Anti-takeover Statute
Better Home & Finance is not subject to Section 203 of the DGCL, an anti-takeover law.
Limitations on Liability and Indemnification of Officers and Directors
The Amended and Restated Charter provide that Better Home & Finance will indemnify Better Home & Finance’s directors or officers to the fullest extent authorized or permitted by applicable law. Better Home & Finance entered into agreements to indemnify Better Home & Finance’s directors, executive officers and other employees as determined by the Board, substantially in the form of the Form of Indemnification Agreement. Under the Bylaws, Better Home & Finance is required to indemnify each of Better Home & Finance’s directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or executive officer of Better Home & Finance or was serving at Better Home & Finance’s request as a director, officer, employee or agent for another entity. Better Home & Finance must indemnify Better Home & Finance’s directors and executive officers against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of Better Home & Finance, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Bylaws also require Better Home & Finance to advance expenses (including attorneys’ fees) incurred by a director or officer in defending such action, suit or proceeding, provided that, if the DGCL so requires, such advancement will be made only upon an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses. Any claims for indemnification by Better Home & Finance directors and officers may reduce Better Home & Finance’s available funds to satisfy successful third-party claims against Better Home & Finance and may reduce the amount of money available to Better Home & Finance.
Exclusive Jurisdiction of Certain Actions
The Amended and Restated Charter provides that, unless Better Home & Finance consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) is the exclusive forum for: (1) any derivative action or proceeding brought on Better Home & Finance’s behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Better Home & Finance to Better Home & Finance or its securityholders; (3) any action arising pursuant to any provision of the DGCL or the Amended and Restated Charter or the Bylaws (as either may be amended from time to time); or (4) any action asserting a claim governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction.
While the Delaware courts have determined that such choice of forum provisions are facially valid, a securityholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Amended and Restated Charter. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.
Transfer Agent and Warrant Agent
The transfer agent for Common Stock and the warrant agent for the Warrants is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares representing fractional shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The particular terms of the depositary shares, including the fraction of a share of preferred stock that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered, will be described in the applicable prospectus supplement.
The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the shares of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to the holders of depositary shares.
The following description is a general summary of some common provisions of a depositary agreement and the related depositary receipts. The description below and in any prospectus supplement does not include all of the terms of the depositary agreement and the related depositary receipts. Copies of the form of depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the depositary agreement and the related depositary receipts, see “Where You Can Find Additional Information.”
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by this holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this preferred stock.

Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if:
•all outstanding depositary shares have been redeemed; or
•there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding-up of the Company and this distribution has been distributed to the holders of depositary receipts.
Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer, tax and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of preferred stock.
Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and the successor’s acceptance of this appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock, depositary shares, contingent value rights or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.
Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find Additional Information.”
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:
•the title of the warrants;
•the offering price for the warrants, if any;
•the aggregate number of the warrants;
•the designation and terms of the debt securities purchasable upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;
•if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;
•the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•information relating to book-entry procedures, if any;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•anti-dilution provisions of the warrants, if any;
•redemption or call provisions, if any, applicable to the warrants;

•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•any other information we think is important about the warrants.
Stock and Depositary Share Warrants
The prospectus supplement relating to a particular issue of warrants to issue common stock, preferred stock or depositary shares will describe the terms of the common stock warrants, preferred stock warrants and depositary share warrants, including the following:
•the title of the warrants;
•the offering price for the warrants, if any;
•the aggregate number of the warrants;
•the designation and terms of the common stock, preferred stock or depositary shares purchasable upon exercise of the warrants;
•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;
•the number of shares of common stock, preferred stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•anti-dilution provisions of the warrants, if any;
•redemption or call provisions, if any, applicable to the warrants;
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•any other information we think is important about the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, preferred stock or depositary shares or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our common stock, preferred stock, depositary shares or debt securities, the holder will not have any rights as a holder of our common stock, preferred stock, depositary shares or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue to our securityholders subscription rights to purchase our common stock, preferred stock, depositary shares, contingent value rights or debt securities. The following description sets forth certain general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The particular terms of the subscription rights and the extent, if any, to which the general terms and provisions may apply to the subscription rights so offered will be described in the applicable prospectus supplement.
Subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the securityholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering, or offer these securities to other parties who are not our securityholders. A copy of the form of subscription rights certificate will be filed with the SEC each time we issue subscription rights, and you should read that document for provisions that may be important to you. For more information on how you can obtain a copy of any subscription rights certificate, see “Where You Can Find Additional Information.”
The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:
•the exercise price for the subscription rights;
•the number of subscription rights issued to each securityholder;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;
•the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and
•the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

DESCRIPTION OF DEBT SECURITIES
The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.
The debt securities will be issued under an indenture to be entered into between us and a trustee that we will specify in the applicable prospectus supplement. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find Additional Information.”
Capitalized terms used in this section and not defined herein have the meanings specified in the indenture. When we refer to “we,” “our” and “us” in this section, we mean Better Home & Finance Holding Company excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.
General
Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness.
The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.
Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.
We will set forth in a prospectus supplement relating to any debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title of debt securities;
•the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;
•any limit on the aggregate principal amount of the series of debt securities;
•whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

•the date or dates on which the principal on the series of debt securities is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the right, if any, to extend the interest periods and the duration of that extension;
•the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;
•the terms and conditions upon which the debt securities may be redeemed;
•any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;
•the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the debt securities will be made if other than U.S. dollars;
•any provisions relating to any security provided for the debt securities;
•any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, or change in, the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than those, if any, appointed in the indenture; and
•any provisions relating to conversion of the debt securities.
The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.
In addition, the indenture does not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any redemption of debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or
•register the transfer of or exchange any debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.
We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•be registered in the name of a depositary that we will identify in a prospectus supplement;
•be deposited with the trustee as custodian for the depositary or its nominee; and
•bear any required legends.
No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;
•we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or
•an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:
•will not be entitled to have the debt securities registered in their names;
•will not be entitled to physical delivery of certificated debt securities; and
•will not be considered to be holders of those debt securities under the indenture.
Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agent
The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.
We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
Subject to any applicable abandoned property law, all monies paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Consolidation, Merger and Sale of Assets
Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:
•the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;
•the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

•immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and
•an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.
In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.
Events of Default
Event of default means, with respect to any series of debt securities, any of the following:
•default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;
•default in the payment of principal of, or premium on, any debt security of that series when due and payable;
•failure on our part to comply with the covenant described under “—Consolidation, Merger and Sale of Assets”;
•default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and
•any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:
•cure any ambiguity, defect or inconsistency;
•conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;
•provide for the issuance of additional debt securities;

•provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Merger, Consolidation, or Sale of Assets” of the indenture is complied with;
•add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;
•add guarantees with respect to the debt securities;
•provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•secure the debt securities;
•add or appoint a successor or separate trustee;
•make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or
•obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:
•reduce the principal amount or any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;
•change the place of payment or currency in which principal, any premium or interest is paid;
•impair the right to institute suit for the enforcement of any payment on the debt securities;
•waive a payment default with respect to the debt securities;
•reduce the interest rate or extend the time for payment of interest on the debt securities;
•make any change to the amendment and modification provisions in the indenture; or
•reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.
The conditions include:
•depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and
•delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per security of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and those payments may be unsecured or refunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.
The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.
The prospectus supplement relating to any particular issuance of purchase contracts will describe the terms of the purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts, which will be filed with the SEC each time we issue purchase contracts. U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find Additional Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States:
•through underwriters or dealers;
•directly to purchasers;
•in a rights offering;
•in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•through agents; or
•through a combination of any of these methods.
The prospectus supplement will include the following information:
•the terms of the offering;
•the names of any underwriters or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price or initial public offering price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any commissions paid to agents.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial offering price to the public and any discounts or concessions allowed or reallowed or paid to dealers.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Jones Day will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Better Home & Finance Holding Company. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Better Home & Finance Company incorporated by reference in this Prospectus by reference to the Better Home & Finance Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Set forth below is a table of the registration fee for the SEC and estimates of all other expenses to be paid by the registrant in connection with the issuance and distribution of the securities described in the registration statement:

SEC registration fee	$30,620
Stock exchange listing fee	*
Financial Industry Regulatory Authority filing fee	*
Printing expenses	*
Legal fees and expenses(1)	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$30,620
__________________
*These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of these expenses for each offering will be reflected in the prospectus supplement relating thereto.

Item 15. Indemnification of Directors and Officers.
The Company’s Amended and Restated Charter and Bylaws provide indemnification and advancement of expenses for the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain limited exceptions. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of a director to the corporation or its securityholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its securityholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.
The Company’s Bylaws provide that the Company will indemnify to the fullest extent permitted by law any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or executive officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan, fund, or other enterprise. The Bylaws also provide for mandatory indemnification to the fullest extent permitted by applicable law against all expenses (including attorney’s fees), judgments, fines (including any excise taxes or penalties), and amounts paid in settlements.
The Company has entered into indemnification agreements with each of its directors and officers to provide contractual indemnification in addition to the indemnification provided for in its Amended and Restated Charter and Bylaws. The Company also maintains liability insurance for the benefit of its directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement.
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	10-K	3.1	April 8, 2024
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant.	8-K	3.1	August 19, 2024
4.3	Bylaws of the Registrant.	8-K	3.2	August 25, 2023
4.5*	Form of Debt Securities Indenture.
4.6*	Form of Debt Securities.
4.7*	Preferred Stock Certificate of Amendment.
4.8*	Form of Warrant Agreement.
4.9*	Form of Warrant Certificate.
4.10*	Form of Depositary Agreement.
4.11*	Form of Depositary Receipt.
4.12*	Form of Subscription Rights Certificate.
4.13*	Form of Purchase Contract.
4.14*	Form of Unit Agreement.
4.15*	Form of Unit Certificate.
5.1	Opinion of Jones Day.
23.1	Consent of Jones Day (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Power of Attorney (included on the signature page hereto).
107	Filing Fee Table.
__________________
*To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.
Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Paragraphs (a)(1)(i), (1)(ii), and (1)(iii) of this section do not apply if the registration statement is on Form S–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and
(iv)any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes that:
(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 15, 2025.

Better Home & Finance Holding Company

By:	/s/ Kevin Ryan
Kevin Ryan
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Kevin Ryan and Paula Tuffin, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vishal Garg	Chief Executive Officer and Director	May 15, 2025
Vishal Garg	(Principal Executive Officer)

/s/ Kevin Ryan	Chief Financial Officer, (Principal	May 15, 2025
Kevin Ryan	Financial and Accounting Officer)

/s/ Harit Talwar	Director and Chairman	May 15, 2025
Harit Talwar	of the Board of Directors

/s/ Michael Farello	Director	May 15, 2025
Michael Farello

/s/ Steven Sarracino	Director	May 15, 2025
Steven Sarracino